UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2013
Date of Report (Date of earliest event reported)

DUMA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following board of directors provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on December 2, 2013, the board of directors (the "Board") of Duma Energy Corp. (the "Company") accepted the resignation of Sarah Berel-Harrop as Chief Financial Officer and appointed her as Chief Accounting Officer.

Effective on December 2, 2013, the board of directors (the "Board") of Duma Energy Corp. (the "Company") appointed Tyler W. Moore as Chief Financial Officer.

As a result of the above-referenced resignation and appointment, the Company's current directors and Executive Officers are as follows:

Name	Position
Pasquale V. Scaturo	Chief Executive Officer and a director

Charles F. Dommer	President and Chief Operating Officer

Tyler W. Moore	Chief Financial Officer

Sarah Berel-Harrop	Chief Accounting Officer and Treasurer

Kent P. Watts	Chairman of the Board of Directors

S. Chris Herndon	Director

Tyler W. Moore, age 50, is a CPA licensed in Texas.  Mr. Moore has spent his entire post graduate career from 1987 until 2013 working at KPMG including the past 16 years as a partner where he specialized in auditing publicly traded companies with global operations. Mr. Moore has a BBA and a BAccy from the University of Houston.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUMA ENERGY CORP.
Date: December 2, 2013	/s/ Joel Seidner Name: Joel Seidner Title: Secretary